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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earlier event reported): September 3, 1998


                           NATURAL HEALTH TRENDS CORP.
               (Exact Name of Registrant as Specified in Charter)




        Florida                    0-25238                   59-2705336
(State of Incorporation      (Commission File No.)   (IRS Identification Number)
 or other Jurisdiction)




                              2001 West Sample Road
                          Pompano Beach, Florida 33064
                    (Address of Principal Executive Offices)




                                 (954) 969-9771
               (Registrant's Telephone Number Including Area Code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

            Pursuant to a letter (the "Letter") dated September 1, 1998 by and between Natural Health Trends Corp., a Florida corporation ("NHTC") and Kaire International, Inc., a Delaware corporation ("Kaire"), NHTC has agreed to acquire (the "Acquisition") all of the assets of Kaire (the "Kaire Assets"). It is contemplated in the Letter that NHTC will pay to Kaire $6,610,000 (the "Purchase Price"), payable as follows: (i) an aggregate of $1,500,000 of cash and assumption of liabilities; (ii) an aggregate of $4,110,000 of preferred stock (the "Acquisition Preferred Stock"); and (iii) a $1,000,000 principal amount 6% promissory note (the "Note"). The Letter also contemplates that following the closing of the Acquisition, the NHTC Board of Directors will consists of six (6) directors, five of which will be NHTC nominated directors and the remaining director will be a Kaire nominated director, and that current management of NHTC will remain the same.

      The closing of the Acquisition is subject to, among other conditions: (i) the Kaire Assets being in satisfactory condition to management of NHTC; (ii) the audited and unaudited financial statements of Kaire being in form and substance satisfactory to NHTC; (iii) all required consents of the parties being obtained to the satisfaction of legal counsel to the parties; and (iv) compliance with all applicable laws, rules and regulations.

      Kaire develops and distributes, through a network of independent associates, a variety of natural products, including nutritional supplements and personal care products. Kaire offers a line of approximately 50 products which it divides into a number of categories, including Antioxidants, Immune Support, Aloe Vera Products, Enzymes and Digestion, Clustered Water, Herbal Energy
Tonic, Adaptogens, Vital Nutrients, Anti-Aging, Personal Care and Topical Therapy. Based upon its audited financial statements for the year ended
December 31, 1997, Kaire had net sales and a net loss of approximately $35,600,000 and approximately $6,100,000, respectively, and based upon its unaudited financial statements, for the three months ended March 31, 1998, Kaire had net sales and a net loss of approximately $7,717,000 and approximately $326,000, respectively.

      No assurances can be given that the Acquisition will be consummated or, if consummated, the final terms thereof including, but not limited to, with respect to the Acquisition Preferred Stock and the Note.

ITEM 5. OTHER EVENTS.

            On September 2, 1998, NHTC had its oral hearing with NASDAQ relating to whether or not NASDAQ will continue to list the securities of NHTC on the NASDAQ SmallCap Market system. No assurances can be given as to the results of such hearing.
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                    NATURAL HEALTH TRENDS CORP. (REGISTRANT)



                                    By: /s/ Joe Grace
                                        -----------------------------
                                        Joe Grace, Acting President


Dated: As of September 3, 1998